UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

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DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (I.R.S. Employer Identification No.)

4551 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          On June 15, 2006, Dynex Capital, Inc. (the “Company”) amended and restated its Bylaws (the “Bylaws”). The amendment and restatement to the Bylaws consolidated all prior amendments of the Company’s Bylaws into an amended and restated Bylaws, and also amended, added, or deleted the following Sections:

•	Amended Section 2.05 to allow the Board of Directors, in addition to the Chairman, adjourn a shareholders’ meeting for any reason (in addition to the absence of a quorum);

•	Amended Section 2.06 to clarify that the Chairman of the shareholders’ meeting shall have the right and authority to prescribe the rules, regulations and procedures for the conduct of the meeting;

•

Added Section 2.12 to establish the procedures and order of business for shareholder meetings, including the requirements for timely notice of items to be brought before the annual meeting of shareholders;

•	Amended Section 3.02 to amend the process and procedures for nominating persons for election to the Board of Directors; and

•	Deleted Section 3.16 regarding the parliamentary authority for governing Company business.

The full text of the Bylaws, as amended and restated as of June 15, 2006, is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	June 21, 2006	By: /s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company